SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                (Date of earliest event reported: April 26, 2005)

                                   TEAM, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

Texas                                     0-9950                 74-1765729
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(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
of Incorporation)                                           Identification No.)




                                200 Hermann Drive
                               Alvin, Texas 77511
              (Address of principal executive offices and zip code)

               Registrant's telephone number, including area code
                                 (281) 331-6154
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

ITEM 8.01 - OTHER EVENTS

Mr. Philip J. Hawk, Chairman and Chief Executive Officer of Team, Inc. ("TMI"), has developed a multi-year plan to exercise his current 400,000 shares of vested TMI stock options in an orderly fashion prior to their expiration in 2008. He has not exercised any stock options in prior years.

In calendar year 2005 and each succeeding year, Mr. Hawk intends to purchase approximately 100,000 TMI shares via option exercise in one or two time periods within each year. His plans are to hold about 35-40% for investment and sell the remaining 60-65% of the shares purchased in order to fund the purchase and associated tax obligations as well as to realize cash proceeds for other uses.

Mr. Hawk's employment agreement with TMI provides for the granting of new TMI stock options for each option exercised up to 100,000 shares per year.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           TEAM, INC.



                                           By:      /s/ Ted W. Owen
                                                    ----------------------------
                                                    Ted W. Owen
                                                    Senior Vice President -
                                                    Chief Financial Officer


Date: April 26, 2005